NON-COMPETITION AGREEMENT


      This Non-Competition Agreement is entered into as of October 31, 1996 among Robert B. Little ("Little") and Overseas FilmGroup, Inc., a Delaware corporation ("OFG"). OFG is hereinafter sometimes referred to as the "Company."

      Company and Little are parties to the Agreement of Merger, dated as of July 2, 1996, as amended as of September 20, 1996 (as amended, the "Merger Agreement"), pursuant to which OFG will be merged with Entertainment/Media Acquisition Corporation, a
Delaware corporation ("EMAC").

      Little has developed substantial expertise and experience in the business conducted by OFG and has had access to proprietary and confidential business information relating to the business of OFG.

      To induce EMAC to enter into the Merger Agreement and protect the value to EMAC of OFG, which EMAC will own upon consummation of the acquisition contemplated by the Merger Agreement and the goodwill associated therewith, Little desires to enter into this Agreement and provide certain covenants to Company.

      The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

      In consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Definitions. For purposes of this Agreement and used herein, "Business" shall mean the material business and operations of OFG as engaged in by OFG immediately prior to the Closing Date, including, without limitation the development, production, and sale or distribution of feature length motion pictures for initial presentation in theatrical exhibition, as well as all forms of programming for initial presentation on in-home television, no matter how delivered or paid for (the "Business").






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The Business is conducted throughout each of the counties in the State of
California and the other States of the United States of America, and such other countries where the Company may be engaged in the Business (the "Territory"). Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Merger Agreement. Effectiveness of this Agreement is conditioned upon consummation of the Merger in accordance with the Merger Agreement, and this Agreement shall be deemed to be of no force or effect if the Merger is not consummated. For purposes of this Agreement, "Employment Agreement" shall mean that certain Employment Agreement between Little and the Company of even date herewith, and "Confidential Materials," "Cause," "Good Reason" and "Services" shall have the same meanings given to such terms in the Employment Agreement.

Non-competition.

       For a period of five (5) years (unless earlier terminated as provided in subsection (c) below) (the "Term") commencing on the Closing Date, Little agrees that, except in the course of rendering the Services, he shall not at any time, directly or indirectly, within the Territory so long as Company continues to engage in a like business in the Territory:

            own, manage, operate, control or be connected in any material manner with the ownership, management, operation or control of any person or entity, other than the Company, that engages in a business competitive with the Business (in either case, "Competitive Business"), which includes but is not limited to, acting as a director, officer, agent, employee, consultant, investor, independent contractor, partner or stockholder of a Competitive Business, except such activities as may be specifically permitted by Section
1.4 of the Employment Agreement;

            i)engage in any activity which is in competition with the Business except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement;

            ii)interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company and any customer or prospective customer (as evidenced by meaningful contacts with the Company), supplier, lessee or employee of

                                      2.






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Company, or other party with whom Company has an advantageous business relationship, including without limitation the customers and suppliers of the Business prior to the Closing Date;

            iii)solicit employment for or of employees of Company or induce any employee to leave the employ of Company;

            iv)lend or allow his name or reputation to be used by or in connection with any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement;

            v)render material advice to or otherwise allow his skill, knowledge or experience to be used in a material manner in or by any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement.

       Notwithstanding anything in this Section 2 to the contrary, nothing in this Agreement shall limit the right of Little to engage in the production of motion pictures; provided that any such activities are not in violation of
Section 3(b) hereof.

       a)If (i) Little's employment shall be terminated without "Cause," or for "Good Reason," or (ii) the Company shall have breached an obligation to pay money (and failed to cure any such monetary breach as provided in the applicable agreement) under that certain Note of even date herewith, in the case of (ii) at a time when Little (together with Little's spouse, trusts established by or for the benefit of Little or Little's spouse or other relatives, or other entities controlled by Little or Little's spouse) does not control a majority of the Board of Directors of the Company, then Little shall, upon such termination or breach, be released from the restrictions of this Agreement.

Trade Secrets; Confidential Information; Non-Solicitation in
Connection with Pending Projects.

       Except as permitted by Section 1.6 of the Employment Agreement or to the extent necessary to defend against any claim or assert any right under this Agreement, and provided that Little's employment shall not have been terminated without "Cause," or for "Good Reason," during the Term Little shall not

                                      3.






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misuse, use for the benefit of any other person or entity, or disclose any
Confidential Materials to anyone outside the Company and its Affiliates.

       Except as may be permitted under Section 1.4 of the Employment Agreement, during the Term (i) Little will not, or will not cause any other person or entity to wrongfully and without the permission of the Company, directly or indirectly, undertake to bid for, acquire or make properties or projects in which the Company or any of its subsidiaries has an ownership or other proprietary interest (i.e., an option, an exclusive negotiating right or similar position) (the "Projects"), and (ii) Little will not solicit or accept any business from, offer to render any services to, or agree to provide financing, or any other financial support, or otherwise engage or employ in any respect whatsoever any talent, creative personnel, producers, directors, writers, cinematographers or other similar parties in connection with their activities on such Projects.


Severable Covenants. The parties hereto intend that the covenants set forth in Sections 2 and 3 hereof shall be construed as separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

Injunctive Relief. Little hereby acknowledges and agrees that any breach of or default under this Agreement will cause irreparable damage to Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Company may be entitled, Company shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 2 or 3 hereof.

Independent Agreements and Remedies.  This Agreement is in

                                      4.






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addition to the Merger Agreement and Company's rights and remedies under this
Agreement and under the Merger Agreement shall be independent, separate and distinct.

Cumulative Remedies; Waiver. To the extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Attorneys' Fees and Costs. In the event of any action for the breach of this Agreement or misrepresentation by any party in this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in connection with such action.

No Assignment. Neither this Agreement nor any rights or obligations under it are assignable, except that Company may assign its rights hereunder to any successor (by way of purchase of assets, stock, merger or similar acquisitive transaction) to substantially all of the operating assets of the Business and to its associated goodwill. This Agreement shall be binding upon and inure to the benefit of each party and its successors and such permitted assigns.

Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.

Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

Amendments; Waivers. This Agreement may be amended only by an agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall

                                      5.






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be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Counterparts. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other parties.

Headings. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute part of this Agreement.

Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by facsimile or electronic mail or (c) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

      IF TO LITTLE, ADDRESSED TO:

      12309 Viewcrest Road
      Studio City, CA 91604
      (818) 760-2981 (Facsimile)

      WITH A COPY TO:

      John McHale, Esq.
      Gipson, Hoffman & Pancione
      1901 Avenue of the Stars, Suite 1100
      Los Angeles, CA 90067
      (310) 556-8945 (Facsimile)

      IF TO EMAC OR OFG:

      8800 Sunset Boulevard, Suite 302
      Los Angeles, CA 90069
      (310) 855-0719 (Facsimile)


                                      6.






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      WITH A COPY TO:

      202 N. Canon, Suite 200
      Beverly Hills, CA 90210
      (310 276-0583

      AND TO:

      Rosenfeld, Meyer & Susman, LLP
      9601 Wilshire Boulevard, Suite 444
      Beverly Hills, California, 90210
      Attention:     Mel Ziontz, Esq.
      (310) 271-6430 (Facsimile)

or such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number or address so specified in (or pursuant to) this Section 15 and an appropriate answerback or confirmation is received,
(ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                                      7.






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      IN WITNESS WHEREOF, each of the parties hereto has caused this
Non-Competition Agreement to be executed as of the day and year first above written.

                                ROBERT B. LITTLE


                                /s/ Robert B. Little
                                ---------------------------------------
                                Robert B. Little


                                OVERSEAS FILMGROUP, INC.


                                By: /s/ Scot K. Vorse
                                ----------------------------------------
                                Name: Scot K. Vorse
                                      ----------------------------------
                                Title: Vice President
                                       ---------------------------------


                                  8.